UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2013

Eastern Virginia Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-23565	54-1866052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Hospital Road, Tappahannock, Virginia		22560
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 443-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Securities Purchase Agreements

On March 26, 2013, Eastern Virginia Bankshares, Inc. (the “Company”) entered into securities purchase agreements (the “Purchase Agreements”) with Castle Creek Capital Partners IV, LP, an affiliate of Castle Creek Capital Partners (“Castle Creek”), and GCP III EVB LLC, an affiliate of GCP Capital Partners (“GCP Capital”) and certain other institutional investors (each, an “Investor” and collectively, the “Investors”), pursuant to which the Investors agreed to invest in private placement transactions an aggregate of $45.0 million in the Company for (i) for 4,649,919 newly issued shares of the Company’s common stock, par value $2.00 per share (the “Common Stock”), and (ii) 5,240,192 shares of a new series of non-voting mandatorily convertible non-cumulative preferred stock (the “Series B Preferred Stock”), each at a purchase price of $4.55 per share.

Subject to any applicable approval of appropriate bank regulatory authorities and corporate governance requirements, each of Castle Creek and GCP Capital will be entitled to maintain a representative on the Board of Directors of the Company and of EVB, the Company’s banking subsidiary, for so long as Castle Creek or GCP Capital, respectively, beneficially own at least 5% of the Company’s Common Stock (assuming for this purpose full conversion of all shares of the Company’s Series B Preferred Stock).

Pursuant to the Purchase Agreements, the Company will file a registration statement on Form S-1 with the Securities and Exchange Commission pursuant to which the sale of all of the shares of Common Stock and Series B Preferred Stock issued in the private placements, including shares of Common Stock issuable upon the conversion of shares of Series B Preferred Stock, will be registered under the Securities Act of 1933, as amended.

The transactions contemplated by the Purchase Agreements are subject to approval by the Company’s shareholders and other conditions. The Purchase Agreements require the Company to call a meeting of its shareholders to approve the issuance of the shares of Common Stock to be issued pursuant to the Purchase Agreements and upon conversion of the Series B Preferred Stock under the rules of the NASDAQ Stock Market, and to approve an amendment to the Company’s bylaws to expand the permitted range of the size of the Company’s Board of Directors. The Company’s directors and executive officers have entered into support agreements pursuant to which they have generally agreed to vote their shares in favor of the proposals to be considered in connection with the private placements.

Terms of the Series B Preferred Stock

The rights, preferences and privileges of the Series B Preferred Stock will be set forth in Articles of Amendment the Company intends to file with the Virginia State Corporation Commission. The Series B Preferred Stock will have the following terms:

•

Dividend rights: Holders of the Series B Preferred Stock will be entitled to receive dividends when, as and if declared by the Company’s Board of Directors, in an identical form of consideration and at the same time as those dividends or distributions that would have been payable on the number of whole shares of Common Stock that such shares of Series B preferred Stock would be convertible into in connection with a “Permitted Transfer” (defined below).

•

Conversion: Each share of Series B Preferred Stock will convert into one share of Common Stock, subject to adjustment, (i) automatically upon a “Permitted Transfer” of such shares of Series B Preferred Stock or (ii) if the Company’s Board of Directors has approved the conversion, subject to certain restrictions based on the beneficial ownership of the holder of such shares of Series B Preferred Stock. “Permitted Transfer” means (a) a widespread public distribution of Common Stock, including pursuant to Rule 144 under the Securities Act of 1933, as amended, (b) a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities, or (c) a transfer to a transferee that would control 50% or more of the Company’s voting securities without any transfer from the transferor.

•

Dividend and liquidation priority: The Series B Preferred Stock will rank, as to payments of dividends and distribution of assets upon dissolution, liquidation or winding up of the company: (i) junior to the Company’s fixed rate cumulative perpetual preferred stock, Series A; and (ii) pari pasu with the Common Stock.

•

Voting rights: Holders of Series B Preferred Stock will have no voting rights except in connection with certain extraordinary transactions and amendments to the Company’s Articles of Incorporation and certain other actions that could adversely impact the Series B Preferred Stock.

•	Preemptive rights: Holders of Series B Preferred Stock will have no preemptive rights.

•	Redemption: The Series B Preferred Stock will not be redeemable by either the Company or by the holder.

Rights Offering

Under the terms of the Purchase Agreements, as promptly as practicable the Company will commence a rights offering (the “Rights Offering”) to shareholders of record as of a date selected by the Company’s Board of Directors. Such shareholders will be offered non-transferable rights (“Rights”), with customary oversubscription privileges, to purchase shares of Common Stock at the same per share purchase price of $4.55 used in the private placements to the Investors for an aggregate offering of up to $5.0 million. No such shareholder will be able to purchase Common Stock by exercising Rights to the extent such shareholder would beneficially own more than 4.9% of the Company’s Common Stock, unless such shareholder beneficially owned more than 4.9% of the Company’s Common Stock as of the record date for the Rights Offering. In the event the Rights Offering is over-subscribed, subscriptions will be reduced proportionately based on the pro rata ownership by each subscribing shareholder of Common Stock outstanding as of the close of business on the record date.

The foregoing description of the Purchase Agreements is a summary and is qualified in its entirety by reference to the forms of securities purchase agreements filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sales of Securities.

The information set forth in Item 1.01 concerning the offer and sale of the shares of Common Stock and Series B Preferred Stock to the Investors pursuant to the Purchase Agreements is incorporated herein by reference. Such securities to be issued and sold under the Purchase Agreements in the transactions described in Item 1.01 were offered and will be sold by the Company in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The placement agent with respect to these transactions will receive compensation of approximately $2.7 million due upon the closing of the transactions.

Additional Information

Certain investments discussed above involve the sale of securities in private transactions that will not be registered under the Securities Act of 1933, as amended, and will be subject to the resale restrictions under that Act. Such securities may not be offered or sold absent registration or an applicable exemption from registration. This current report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Company plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its shareholders a proxy statement in connection with the transactions contemplated herein (the “Proxy Statement”). The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies. The Proxy Statement will contain important information about the Company and related matters, including the current security holdings of the Company’s respective officers and directors. Security holders are urged to read the Proxy Statement carefully when it becomes available.

The written materials described above and other documents filed by the Company with the SEC will be available free of charge from the SEC’s website at www.sec.gov. In addition, free copies of these documents may also be obtained by directing a written request to: Patricia Gallagher, Eastern Virginia Bankshares, Inc., 330 Hospital Road, P.O. Box 1455, Tappahannock, Virginia 22560.

Forward-Looking Statements

Certain statements contained in this current report on Form 8-K that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements including, among others, any failure to satisfy all closing conditions for the transactions discussed herein and any resulting inability to complete the issuance and sale of shares of Common Stock and Series B Preferred Stock in the manner intended, and factors identified in Company’s Annual Report on Form 10-K for the year ended December 31, 2011, including under the headings “Risk Factors” in Item 1A and “Forward Looking Statements” in Item 7, or in subsequent reports filed with the SEC.

Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions and projections within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance, actions or achievements of the Company will not differ materially from any future results, performance, actions or achievements expressed or implied by such forward-looking statements. Readers should not place undue reliance on such statements, which speak only as of the date of this report. The Company does not undertake any steps to update any forward-looking statement that may be made from time to time by it or on its behalf.

Item 9.01	Financial Statements

(d) Exhibits

Number	Description
10.1	Securities Purchase Agreement, dated as of March 26, 2013, between Eastern Virginia Bankshares, Inc. and Castle Creek Capital Partners IV, LP.

10.2	Securities Purchase Agreement, dated as of March 26, 2013, between Eastern Virginia Bankshares, Inc. and GCP III EVB LLC.

10.3	Form of Securities Purchase Agreement between Eastern Virginia Bankshares, Inc. and certain institutional investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN VIRGINIA BANKSHARES, INC.
Dated: March 28, 2013

	By:	/s/ Joe A. Shearin
Joe A. Shearin
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of March 26, 2013, between Eastern Virginia Bankshares, Inc. and Castle Creek Capital Partners IV, LP.

10.2	Securities Purchase Agreement, dated as of March 26, 2013, between Eastern Virginia Bankshares, Inc. and GCP III EVB LLC.

10.3	Form of Securities Purchase Agreement between Eastern Virginia Bankshares, Inc. and certain institutional investors.